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Exhibit 10.28

LEASE AMENDMENT #6

        This Amendment is dated for referenced purposes only December 23, 2002, by and between, Marvin L. Oates, as Trustee of the Marvin L. Oates Trust Dated March 7, 1995, as Amended and Restated December 20, 2001 as Lessor, and overstock.com, a Utah corporation, as Lessee.

RECITALS

1.
The Parties hereto have entered into a certain Lease ("LEASE") dated March 15, 2000, regarding premises described therein as 955 South 3800 West, Suite 100, Salt Lake City, Utah 84104, consisting of approximately 109,725, square feet of warehouse space, including approximately 1,500 square feet of office space.

2.
The Parties amended the Lease with Lease Amendment #1 dated August 28, 2000 providing for temporary space and exercising tenant's option to lease the adjacent space. Tenant's space was increased by 109,725 square feet, from 109,725 to 219,450 square feet, for a total of 175,560 square feet of termed space and 43,890 of month-to-month space.

3.
The Parties amended the Lease with Lease Amendment #2 dated November 12, 2001 converting the 43,890 square feet of month-to-month space to termed space and voiding Lessee's right of first refusal.

4.
The Parties amended the Lease with Lease Amendment #3 dated July 23, 2002 to expand the Premises by 43,890 square feet for one (1) year.

5.
The Parties amended the Lease with Lease Amendment #4 dated August 19, 2002 to expand the Premises by 43,890 square feet from August 20, 2002 through September 30, 2002.

        The Parties amended the Lease with Lease Amendment #5 dated October 11, 2002 to expand the Premises by 90,915 square feet from November 1, 2002 through December 31, 2002.

        The Parties now desire to amend the Lease to extend the term on the 90,915 square feet which was originally leased from November 1, 2002 through December 31, 2002.

AGREEMENT

        The parties agree as follows:

        EXPANSION SPACE:    The term on the 90,915 square feet originally leased from November 1, 2002 to December 31, 2002, shall be extended from January 1, 2003 through July 31, 2002 and in accordance with the following terms and conditions:

  A.
  Expansion Space Expiration Date: July 31, 2003

  B.
  Rent Schedule: Monthly rent will remain at $24,547.05 per month ($0.27 p.s.f.) NNN for the Expansion space, making the total rent due under the Lease $102,232.35 per month.

    Rent Schedule Breakdown:

Component	Size	Rent		Expiration
Base Lease	354,255 SF	$ $ $	65,835.00 68,029.50 70,224.00	8/19/03 8/16/04 8/20/05
Amendment #3	43,890 SF		$11,850.30	7/31/03	*
Amendment #5	90,915 SF		$24,547.05	7/31/03	*

Total Rent Currently Due Per Month			$102,232.35

*
Rent for the Expansion Spaces considered in Amendments #3 and #5 shall continue after July 31, 2003 and be subject to Paragraph 26 of the Lease until Lessee vacates the Expansion Space and completes a walk-thru with the property manager.

C.
Tenant Improvements. Lessor is not required to complete any tenant improvements in the expansion space. Lessee shall be responsible for moving the fence which demises the Premises and replacing it after Lessee vacates the Expansion Space.

D.
Rent Credit: Lessee shall receive a Rent Credit in the amount of $3,185.00, which will be applied to the next installment of rent due.

E.
Gas Heaters: Lessee shall be responsible for payment of all gas heaters in the building.

        All other terms and conditions of the Lease shall remain the same in full force and effect.

        IN WITNESS WHEREOF, the Parties hereto have caused this Amendment to be executed as of the day and year written below.

LESSOR:		LESSEE: overstock.com a Utah corporation
By:	/s/ MARVIN L. OATES Marvin L. Oates Trustee of the Marvin L. Oates Trust dated March 7, 1995, As Amended and Restated December 20, 2001	By:	/s/ JIM HYDE Jim Hyde Chief Operating Officer
Date:	December 23, 2002	Date:	12/23/02

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  Exhibit 10.28
LEASE AMENDMENT #6